UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2018

TRICIDA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 429-7800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2018 (the “October 2018 8-K”), Tricida, Inc. (the “Company”), as borrower, Hercules Capital, Inc., as administrative agent, and each of the financial institutions party thereto as lenders, entered into the Second Amendment to Loan and Security Agreement (the “Second Amendment”), which amended certain terms of the Loan and Security Agreement, dated as of February 28, 2018 (as amended, modified or supplemented from time to time including but not limited to that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants dated as of April 10, 2018, together with the Second Amendment, the “Loan Agreement”). The Loan Agreement provides for a loan in an aggregate principal amount of up to $100.0 million to be funded in five tranches subject to certain performance‑based milestones. The first tranche, in the amount of $25.0 million, was funded on the closing date of the Loan Agreement. The second tranche, in the amount of $15.0 million, was funded on December 28, 2018. In connection with the funding of the second tranche, and in accordance with the terms of the Loan Agreement, the Company issued to Hercules Capital, Inc. a warrant to purchase 53,458 shares of the Company’s common stock at an exercise price of $9.35 per share (the “Second Tranche Warrant”). The Second Tranche Warrant was issued, and the shares issuable upon exercise of the Second Tranche Warrant will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws. The foregoing description of the Second Tranche Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Tranche Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the October 2018 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities
The information set forth in Item 2.03 with respect to the Second Tranche Warrant is incorporated into this Item 3.02 by reference. A copy of the Second Tranche Warrant is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement to Purchase Shares of Common Stock of the Company, dated as of December 28, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2019	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Senior Vice President